SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated the ------- day of --------- , 2004.

BETWEEN:

                  HU, FANG;

                  And

                  YU, BO

                  (collectively, the "Vendors")

AND:
                  XIN NET CORP., a company duly incorporated under the laws of of Florida and having the business office at 950 - 789 West Pender Street, Vancouver, BC, V6C 1H2

                  (the "Purchaser")

AND:
            BEIJING QUICKNET TELECOMMUCATION CORP. LTD. , a company duly incorp-orated under the laws of China and having the business office at Room 305 Soho Office Building, Beijing, China (the "Company")



WHEREAS:

A. The Vendors are the registered and beneficial owner of all the issued and outstanding shares (collectively, the "Shares") in the capital of the Company;

B. The Vendors agreed to sell and the Purchaser agreed to purchase the Shares;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties covenant and agree as follows:


                                    SECTION 1
                                 INTERPRETATION

1.1      Definitions.


(a) "Business" means the business currently carried on by the Company which is the operation of providing mobile value added services including short message system (SMS) to Chinese enterprises and individuals;

(b)  "Closing" means the completion of the transactions herein on the Closing
     Date;

(c) "Closing Date" means Jan. 20, 2004 or such later date which may be agreed between the parties;

(d) "Contracts" means all of those agreements, contracts and commitments, written or verbal, entered into by the Company that are in effect as of the Closing Date;

(e) "Employees" means any and all present and former employees and staff of the Business and the Company;

(f) "Financial Statements" means the audited financial statements of the Company for the year 2003, consisting of a balance sheet and a statement of operations and deficit, copies of which are attached as Schedule 1.1(f);

(g) "Premises" means the land and buildings which are currently occupied by the Company and from which the Company carried on the Business;

(h)  "Purchase Price" means the sum described in Section 3.1.

(i) "Option Written Notice Date" means the date the Vendors received the written notice given by the Purchaser according to the relevant terms and conditions of this agreement.



                                    SECTION 2
                                SALE AND PURCHASE

2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement and based on the warranties and representations herein contained the Vendors agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendors, the Shares for the Purchase Price.


                                    SECTION 3
                           PURCHASE AND OPTION PRICES

3.1 On Closing Date, Purchaser will acquire 51% of the Company for a price of U$3,060,000 (three million and sixty thousand US dollars) in form of issuing 6,120,000 (six million one hundred and twenty thousand ) common shares of the Purchaser's stock at the deemed price of U$0.50 per share. Furthermore, Purchaser has the option to acquire the remaining 49% of the Company within 2 years from the Closing Date. If Purchaser exercises the option to purchase the remaining 49% of the Company within first year from the Closing Date, the purchase price will be US$4,000,000 (four million US dollars); if Purchaser exercises the option to purchase the remaining 49% of the Company within the second year from the Closing Date, the purchase price will be US$5,000,000 (five million US dollars). The Vendors will receive the payment, as a general rule, 50% in the Purchaser's common stock and 50% in cash, but the final percentage of stock versus cash can be negotiated between the parties. The stock issuance is subject to SEC's approval.

3.2 If the Purchaser decided to exercise the option, the Purchaser will provide the Vendor a written notice (Option Written Notice) and the board resolution of the Purchaser approving the exercise of the option. Upon receiving of these documents, the Vendor will fulfill its obligation under section 5(2) to facilitate the transaction contemplated herein.




                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Vendors. The Vendors hereby represent and warrant, as of the date hereof and as of the Closing Date, that:

         (a) the Vendors have full right and authority to enter into this Agreement on the terms and conditions herein set forth and to sell and transfer the legal and beneficial title and ownership of the Shares and the Company and its directors and shareholders have taken all necessary or desirable actions and proceedings to approve and authorize, validly and effectively, the entering into and the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and this Agreement is a legal, valid and binding obligation of the Vendors, enforceable against each of them in accordance with its terms;

         (b) each of the Vendors is a non-resident of Canada within the meaning of the Income Tax Act (Canada);

         (c) the execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby will:

                  (i) not constitute a breach by the Vendors of any statute, bylaw or regulation or of the Company's memorandum or articles of association;

                  (ii) not result in a breach of any terms or provisions, or constitute a default under any agreement, indenture, mortgage, instrument, court order, judgment or decree to which the Vendors or the Company is a party or by which the Vendors or the Company is bound; and

                  (iii) not result in the creation of any lien, encumbrance or other charge on the Shares;

         (d) no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares or any other shares in the capital of the Company or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company, or for the acquisition from the Company of any of its undertaking, property or assets;

         (e)    the Vendors hold 100% of the ownership of the Company.;

         (f) the Shares are duly authorized, validly issued and outstanding as fully paid and non-assessable shares and constitute 100% of all of the issued and outstanding shares in the capital of the Company;

         (g) the Vendors are the registered and beneficial owner of the Shares have good and marketable title to the Shares and the Shares are free and clear of all liens, claims, charges and encumbrances of every nature and kind whatsoever;

         (h) the Company is a company duly organized under the laws of China, is not a reporting company and is a valid and subsist-ing company in good standing;

         (i) the Company has the power to own all of its property and assets and to carry on the Business, is duly qualified to carry on the Business;

         (j) the Company is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind, nor is the Company a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as the Company may determine;

         (l)      no dividend declared by the Company has remained unpaid;

         (m) neither the Vendors nor any present or former officer, director, Employee or shareholder of the Company is indebted or under obligation to the Company on any account whatsoever, and the Company will not at Closing be indebted to the Vendors, or any director, officer or Employee of the Company or any affiliate or associate of any of them, on any account whatsoever;

         (n) there are no liabilities, obligations, commitments or indebtedness of any nature whatsoever (whether accrued, absolute, contingent or otherwise) of the Company which have not been disclosed to the Purchaser and which the Purchaser has not agreed to assume or which the Vendors will not pay subsequent to Closing;

         (o) the Company has no Contracts, bonus plans, undertakings or arrangements whether oral, written or implied with Employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers or others;

         (x) except as has been previously disclosed to the Purchaser, the Company holds all permits, licenses, consents and authorities issued by any governmental authority, or any subdivision there -of, which are necessary or desirable in connection with the conduct and operation of the Business and the ownership or leasing of its assets and the Company is not in breach of or in default under any term or condition of any thereof;

         (aa) except as has been previously disclosed to the Purchaser, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it, and neither the Premises nor their use violates any zoning or other by-law, law, ordinance or regulation applicable to them;

         (ab) to the best knowledge of the Vendors, there is no basis for and there are no actions, suits, judgments, investigations or arbitration or governmental proceedings in progress, outstanding, pending or threatened against or relating to the Company or affecting the Business, Premises, or the Shares at law or in equity or before or by any governmental authority, commission or agency, domestic or foreign;

         (ac) no security or other encumbrance has been granted by the Company;

         (ad) the documents and information to be delivered to the Purchaser pursuant to this Agreement shall be accurate and complete and, without restricting the generality of the foregoing, the Financial Statements that have been provided to the Purchaser and attached hereto as part of Schedule 1.1(f), have been prepared in accordance with generally accepted accounting principles in Hong Kong, applied on a consistent basis and fairly represent the financial position and the corporate affairs of the Company;

         (ae) the Company has good and marketable title to all of its properties and assets, including those reflected in the Financial Statements or acquired since the date of the most recent Financial Statement, free and clear of all mortgages, pledges, liens, encumbrances or charges of any kind whatsoever and none of the Company's assets or properties are in the possession of or under the control of any other person;

         (af) the Company has no guarantees with respect to the obligations of any other person and has no indemnities or contingent or indirect obligations with respect to the obligation of any other person;

         (ag) except as previously disclosed to the Purchaser, neither the Company nor the Vendors is under any obligation, contractual or otherwise, to notify or to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority, or any foreign government or other authority, are required to be obtained or given by the Company or the Vendors:

                  (i) in connection with the execution, delivery or perform -ance by the Vendors or the Company of this Agreement or the completion of any of the transactions contem-plated herein;

                  (ii) to avoid the loss of any permit, license, certifica-tion or other authorization; or

                  (iii) in order to enable the Company to carry on the Business in the ordinary course as of and following the closing of the transactions contemplated hereby.



         (ah) the Vendors covenant and represent and warrant in favour of the Purchaser that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

4.2 Representations and Warranties in Closing Documents. All statements contained in a certificate or other instrument delivered by or on behalf of the Vendors pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Vendors hereunder.

4.3 Survival of Representations and Warranties of the Vendors. The representations and warranties of the Vendors contained in this Agreement shall survive the Closing and the payment of the Purchase Price and, notwithstanding the Closing and the payment of the Purchase Price, the representations and warranties of the Vendors shall continue in full force and effect for the benefit of the Purchaser, subject to the following:

         (a) the representations and warranties of the Vendors contained in Sections 4.1 (n), (p), (r), (w), (x), (y), (z), (aa), (ab),
                  (ac), (ad), (ae), (af) and (ag) shall survive for a period of eighteen (18) months following the Closing Date;

         (b) notwithstanding paragraph (a) above, any claim which is based on intentional misrepresentation or fraud by the Vendors may be made or brought by the Purchaser at any time.

         provided that if a written notice of claim is made before the expiry of the applicable period, then the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

4.4      The Purchaser hereby represents and warrants to the Vendors as follows:

         (a) the Purchaser is a company duly organized, validly existing and in good standing under the laws of Florida with respect to the filing of annual reports, and its shares are traded on the OTC Bulletin Board in the United States;

         (b) the Purchaser has all corporate power, authority and capacity to acquire the Shares and to perform its obligation hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes a valid and binding obligation of the Purchaser. The Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, Agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of any of the terms hereof;

         (c) the Purchaser covenants and represents and warrants in favour of the Vendors that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

4.5 Survival of Representations and Warranties of Purchaser. The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and the purchase of the Shares and, notwithstanding the Closing and the purchase of the Shares and the representations and warranties of the Purchaser shall continue in full force and effect for the benefit of the Vendors for a period of eighteen (18) months from the Closing Date.


                                    SECTION 5
                            COVENANTS OF THE VENDORS

5.1 Vendors' Covenants. The Vendors' covenant, agree and undertake with the Purchaser that from and after the date of execution of this Agreement to the Closing Date the Vendors will:


         (a) cause the Company to conduct its business in the ordinary and normal course and will not permit the Company to do or fail to do anything that would result in the representations and warranties of the Vendors herein not to be true and correct at the time of Closing;

        (b) ensure the execution and delivery of all documents and instruments required to be executed and delivered by the Vendors and the Company hereunder and will take all steps and proceedings and execute such further assurances and documents as may be required to effect the transfer to and register the Shares in the name of the Purchaser and to fulfill the terms and conditions of this Agreement;

         (d) deliver to the Purchaser true and complete copies of all documents and instruments referred to in this Agreement or in the Schedules hereto and will not permit the Company to amend any of them or enter into any other contract or agreement without the prior written consent of the Purchaser;

         (e) execute and deliver on the Closing Date the certificate contemplated by Section 8.1(d) hereof dated the Closing Date in a form satisfactory to the Purchaser's solicitors;

         (g) obtain all necessary shareholders and directors resolutions to effect the transactions contemplated by this Agreement and do all other things reasonably necessary to facilitate the transactions contemplated herein;

         (j) have delivered or caused to be delivered to the Purchaser complete originals, when available, or otherwise true and complete copies of such originals (including all amendments) of all Contracts, leases and other documents referred to in this Agreement or any Schedule hereto or required to be disclosed hereby;


         (r) ensure that at the Time of Closing, the Company's financial situation shall in line with the financial situation contained in the financial reports set forth as of December 31, 2003 in the Schedule attached hereto, except that the Company may have some financial changes incurred in its normal course of business for the period from December 31, 2003 to the Date of Closing.

5.2 The Vendors' further covenant, agree and undertake with the Purchaser that within 2 years after the Closing Date, upon receiving of the Purchaser's Option Written Notice, the Vendors will
            (1) resign their positions as directors and/or officers of the Company or cause to resign the existing directors and/or officers of the Company, if the Purchaser chose to do so, effective 90 days from the date Vendors received the Option Written Notice;
            (2) obtain all necessary shareholders and directors resolutions to effect the transaction contemplated by this Agreement within 10 days of the Option Written Notice Date and do all other things reasonably necessary to facilitate the transactions contemplated herein;

5.3 Indemnity by the Vendors. Without prejudicing any other remedy available to the Purchaser at law or in equity, the Vendors shall fully indemnify and save harmless the Purchaser from and against any and all costs, losses, damages or expenses suffered or incurred by the Purchaser or the Company in any manner arising out of or relating to:

         (a) any representation or warranty of the Vendors set forth in this Agreement being untrue or incorrect or the failure of the Vendors to observe or perform any of its obligations pursuant hereto, including, but not limited to, the obligations set forth in Section 5.1 hereof;

         (b) any and all indebtedness or liability of the Company existing at the time of the Closing which was not disclosed in writing to the Purchaser by the Vendors;

         (c) any misrepresentation in or omission from any certificate or other instrument furnished to the Purchaser hereunder;
                  and

         (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

5.3 Indemnity Notwithstanding Holdback. For greater certainty, the indem-nity provided by the Vendors under Section 5.3 shall apply notwithstand -ing the existence of the Holdback or the release of the Holdback from trust.

5.4 Claims Under Vendors' Indemnity. If any claim is made by any person against the Purchaser or the Company in respect of which the Purchaser or the Company may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject of the indemnity obligation of the Vendors as provided in paragraph 5.2, the Purchaser will notify the Vendors as soon as reasonably practicable of the nature of such claim and the Vendors shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim. Notwithstanding the foregoing, if the person making the claim threatens or takes any action which does or could affect the assets of the business of the Company or the Purchaser then the Vendors shall, within ten (10) days of being notified of such threat or action, post with the Court sufficient security to satisfy the claim and costs related thereto, failing which the Vendors shall not have the right to defend or continue to defend the claim. The defence of any such claim (whether assumed by the Vendors or not) shall be through legal counsel and shall be conducted in a manner acceptable to the Purchaser and the Vendors, acting reasonably, and no settlement may be made by the Vendors or the Purchaser without the prior written consent of the other. If the Vendors assumes the defence of any claim then the Purchaser and the Purchaser's counsel shall co-operate with the Vendors and their counsel in the course of the defence, such co-operation to include using reasonable best efforts to provide or make available to the Vendors and his counsel documents and information and witnesses for attendance at examinations for discovery and trials. The reasonable legal fees and disbursements and other costs of such defence shall, from and after such assumption, be borne by the Vendors.


                                    SECTION 6
                           COVENANTS OF THE PURCHASER

6.1 Purchaser's Covenants. The Purchaser covenants, agrees and undertakes with the Vendors that:

         (a) it will pay on the Closing Date the Purchase Price in the manner described in this Agreement;


6.2 Purchaser's Covenants. The Purchaser covenants, agrees and undertakes with the Vendors that the Purchaser shall operate the Company in a professional and businesslike manner after the Closing Date.


6.3 Indemnity by the Purchaser. The Purchaser shall fully indemnify and save harmless the Vendors from and against any and all costs, losses, damages or expenses suffered or incurred by the Vendors in any manner arising out of or relating to:

         (a) any misrepresentation or nonfulfillment of any covenant on the part of the Purchaser under this Agreement; and

         (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

6.4 Claims Under Purchaser's Indemnity. If any claim is made by any person against the Vendors in respect of which the Vendors may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Purchaser as provided in Section 6.3, the Vendors will notify the Purchaser as soon as reasonably practicable of the nature of such claim and the Purchaser and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim. Notwithstanding the foregoing, if the person making the claim threatens or takes any action which does or could affect the assets of the business of the Vendors then the Purchaser shall, within ten (10) days of being notified of such threat or action, post with the Court sufficient security to satisfy the claim and costs related thereto, failing which the Purchaser and the Company shall not have the right to defend or continue to defend the claim. The defence of any such claim (whether assumed by the Purchaser and/or the Company or not) shall be through legal counsel and shall be conducted in a manner acceptable to the Purchaser and the Vendors, acting reasonably, and no settlement may be made by the Vendors or the Purchaser without the prior written consent of the other. If the Purchaser or the Company assumes the defence of any claim then the Vendors and the Vendors' counsel shall co-operate with the Purchaser and the Company and their counsel in the course of the defence, such co-operation to include using reasonable best efforts to provide or make available to the Purchaser and the Company and their counsel documents and information and witnesses for attendance at examinations for discovery and trials. The reasonable legal fees and disbursements and other costs of such defence shall, from and after such assumption, be borne by the Purchaser or the Company, as the case may be.



                                    SECTION 7
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

7.1 Purchaser's Conditions Precedent. Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions hereunder is conditional upon the fulfillment of the following condi-tions precedent:

         (a) all covenants and agreements of the Vendors to be performed on or before the Closing Date pursuant to the terms and conditions of this Agreement have been duly performed;

         (b) on or before the Closing Date, no injunction or restraining order of a court or administrative tribunal of competent jurisdiction shall be in effect which prohibits the transactions contemplated hereunder and no action or proceeding shall have been instituted and remain pending before any such court or administrative tribunal to restrain or prohibit the transactions contemplated hereby;

         (c) the Vendors shall deliver to the Purchaser on the Closing Date a certificate signed by the Vendors that the conditions set out in Section 7.1(a) have been satisfied;

         (d) the representations and warranties of the Vendors contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and

         (e) since the date hereof and prior to the Closing Date, no loss or damage by fire, negligence or otherwise shall occur to the property and assets of the Company or Premises.

7.2 Conditions for Benefit of Purchaser. The preceding conditions are for the exclusive benefit of the Purchaser and such conditions must be fulfilled as described in subsection 8.1 or may be waived in whole or in part by the Purchaser on or prior to the Closing Date by delivery to the Vendors of a written waiver to that effect, signed by the Purchaser.



                                    SECTION 8
                               GENERAL PROVISIONS

8.1     Time of Essence.  Time shall be of the essence of this Agreement.

8.2 Force Majeure. If the transaction fails to close due to an act of God, no compensation shall be made to either party.

8.3 No Merger and Survival. The representations, warranties, covenants, indemnities and agreements contained in this Agreement or pursuant hereto shall not merge at the Closing nor upon release of the Holdback from trust, and shall survive and continue in full force and effect from the Closing Date.

8.4 Notice. Any notice, waiver or other communication required or permitted to be given hereunder shall be in writing and signed by or on behalf of such party and shall be given to the other party by delivery thereto, or by sending by prepaid registered mail or facsimile to the address of the other party as herein set forth or to such other address of which notice is given, and any notice shall be deemed not to have been sufficiently given until it is received. Any notice or other communication contemplated herein shall be deemed to have been received on the day delivered, if delivered, on the fourth business day following the mailing thereof, if sent by registered mail, and the second business day following the transmittal thereof, if sent by facsimile. If normal mail or facsimile service shall be interrupted by strike, slowdown, force majeure or other cause, the party sending the notice shall utilize any of such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt of same by the other party.

8.5 Waiver. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision (whether or not similar) nor will any waiver constitute a continuing waiver unless otherwise expressly provided.

8.6 Modifications and Approvals. No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

8.7 Further Assurances. Each of the parties hereby covenants and agrees to execute any further and other documents and instruments and to do any further and other things that may be necessary to implement and carry out the intent of this Agreement.

8.8 Ensurement and Assignment. This Agreement will ensure to the benefit of and will be binding upon the Vendors and the Purchaser, and their respective personal representatives, heirs, executors, administrators, successors and permitted assigns. Neither party will assign its rights or obligations under this Agreement or any part thereof, provided that the Purchaser may assign this Agreement, without consent, but upon notification to the Vendors, to another corporation.

11.9 Remedies. Notwithstanding any other provision hereof, the Purchaser shall be entitled to any and all remedies at law or in equity, and the mechanisms in this Agreement regarding the Holdback shall be without prejudice and in addition to any and all other remedies available to the Purchaser. The remedies of the Purchaser shall be cumulative and not alternative.

8.10 Counterparts. This Agreement may be executed in counterparts or by facsimile and each such Agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

8.11 Severability. If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.12 Included Words. Words importing the singular include the plural and vice-versa, and words importing gender include all genders.

8.13 Headings and Interpretation. The section and subsection headings are included solely for convenience, are not intended to be full or accurate descriptions of the content, or to be considered part of this Agreement. The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

8.14 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the People's Republic of China, and will be treated in all respects as a Chinese contract.

8.15 Entire Agreement. This Agreement, together with the contract and all Schedules to this Agreement, constitutes the entire agreement between the parties regarding the subject matter hereof. In the event of any inconsistency between this Agreement and the interim contract, the provisions of this Agreement shall prevail.







IN WITNESS WHEREOF the parties have executed this Agreement on the date first above written.




EXECUTED and DELIVERED by                           )
                                                    )
/s/ HU, FANG in the                                 )
-----------------------------                       )
presence of:                                        )
                                                    )
                                                    )
/s/ YU, BO                                          )
------------------------------                      )
Witness Name - Signature                            )
                                                    )



BEIJING QUICKNET TELECOMMUNICATION CORP. LTD.

Per:    /s/ HU, FANG
        -----------------------------------
        Name:   HU, FANG
        Title:     President





XIN NET CORP.


Per:    /s/ Ernest Cheung
        -----------------------------------
        Name:  Ernest Cheung
        Title:     Director

                                 SCHEDULE 1.1(f)

                              FINANCIAL STATEMENTS

                                  SCHEDULE 3.2

                  LIST OF INVENTORY AND FIXTURES OF THE COMPANY